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                                                                    EXHIBIT 23.1



                  [Letterhead of Ryder Scott Company, L.P.]



                     Consent of Ryder Scott Company, L.P.


      As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 2003.

                                          /s/ Ryder Scott Company, L.P.
                                          -----------------------------
                                          Ryder Scott Company, L.P.



Houston, Texas
March 25, 2003